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As filed with the Securities and Exchange Commission on February 10, 2005

No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PRESTIGE BRANDS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	20-1297589 (I.R.S. Employer Identification No.)
90 North Broadway Irvington, New York 10533 (914) 524-6810 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Peter C. Mann
President and Chief Executive Officer
Prestige Brands Holdings, Inc.
90 North Broadway
Irvington, New York 10533
(914) 524-6810
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Dennis M. Myers, P.C. Andrew J. Terry Kirkland & Ellis LLP 200 East Randolph Drive Chicago, Illinois 60601 (312) 861-2000	Richard L. Muglia Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036-6522 (212) 735-3000

Approximate date of commencement of proposed sale to the public:     As soon as practicable after this Registration Statement becomes effective.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒  333-117700

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)(3)

Common Stock, par value $0.01 per share	$37,950,000	$4,466.72

(1)
Includes 4,200,000 shares which the underwriters have the option to purchase to cover over-allotments, if any.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the "Securities Act").

(3)
The Registrant previously paid filing fees of $116,664 in connection with the initial filing of the Registration Statement on Form S-1 (File No. 333-117700) on July 28, 2004 (the "Registration Statement"), which Registration Statement contemplated a proposed maximum aggregate offering price of $920,000,000. On November 12, 2004, in connection with Amendment No. 1 to the Registration Statement, the Registrant decreased the proposed maximum aggregate offering price to $477,250,000. As a result, upon the effectiveness of the Registration Statement on February 9, 2005, the Registrant had a registration fee balance of $56,081 with the Securities and Exchange Commission. Pursuant to Rule 457(p) promulgated under the Securities Act, the Registrant is offsetting the filing fee due in connection herewith by applying $4,466.72 of such registration fee balance.

EXPLANATORY NOTE

        This Registration Statement is being filed by Prestige Brands Holdings, Inc. (the "Company") pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (File No. 333-117700), initially filed with the Securities and Exchange Commission (the "Commission") on July 28, 2004 and declared effective by the Commission on February 9, 2005, are incorporated by reference into this Registration Statement in their entirety (including exhibits thereto) and are deemed to be a part of this Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Irvington, State of New York, on February 10, 2005.

PRESTIGE BRANDS HOLDINGS, INC.
By:
/s/ PETER J. ANDERSON
Name:	Peter J. Anderson
Title:	Chief Financial Officer

        Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on February 10, 2005.

Signature	Title

* Peter C. Mann	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ PETER J. ANDERSON Peter J. Anderson	Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)
* David A. Donnini	Director
* Vincent J. Hemmer	Director
* Gary E. Costley	Director
* L. Dick Buell	Director
*By:	/s/ PETER J. ANDERSON Peter J. Anderson Attorney-in-Fact

EXHIBIT INDEX

5.1	Opinion of Kirkland & Ellis LLP.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Ernst & Young LLP.
23.3	Consent of Eisner LLP.
23.4	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
24.1
Powers of Attorney (included on signature page of the Registration Statement of the Company on Form S-1 (File No. 333-117700) filed with the Commission on July 28, 2004, and filed as Exhibit 24.2 to Amendment No. 2 to the Registration Statement of the Company on Form S-1 (File No. 333-117700) filed with the Commission on December 17, 2004, and incorporated by reference herein).

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EXPLANATORY NOTE
SIGNATURES
EXHIBIT INDEX